Exhibit 10.39

Addendum 1

This Addendum (“Addendum”) is made effective as of October 16, 2025 (the “Effective Date”), by and between OSR Holdings, Inc., a Delaware corporation (the “Company”), and Duksung Co., Ltd. (the “Investor”), and hereby amends and supplements that certain Convertible Promissory Note dated October 16, 2024, in the original principal amount of Eight Hundred Thousand U.S. Dollars ($800,000) (the “Original Note”).

WHEREAS, the Company and the Investor entered into the Original Note to evidence certain indebtedness of the Company to the Investor;

WHEREAS, the Company has partially repaid the Original Note in the amount of One Hundred Fifty Thousand U.S. Dollars ($150,000); and

WHEREAS, the parties now desire to amend certain terms of the Original Note, as set forth herein, while reaffirming all remaining provisions of the Original Note not expressly amended by this Addendum.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

1. Principal Adjustment

The Principal Amount of the Note is hereby amended and reduced from $800,000 to $650,000, reflecting partial repayment of $150,000 made by the Company prior to the Effective Date.

2. Extension of Maturity Date

Section 1 of the Original Note is hereby amended and restated in its entirety as follows:

“1. Principal. Unless this Note is earlier converted or prepaid pursuant to the terms hereof, the Principal and accrued interest of this Note will be due and payable by the Company on October 15, 2026 (the “Maturity Date”).”

3. Interest Rate for Second Term

Section 2 of the Original Note is hereby amended and restated in its entirety as follows:

“2. Interest. Interest shall accrue on the unpaid Principal Amount at a simple rate of five percent (%) per annum for the period until October 15, 2025 and seven percent (7%) per annum for the period from October 16, 2025 until October 15, 2026 (“Second Term”). The ‘Bonus Rate’ language under the Original Note is hereby deleted and shall have no further force or effect.”

4. Conversion Right (Amendment to Section 3)

Section 3 of the Original Note is hereby deleted in its entirety and replaced with the following:

“3. Conversion Right. At any time during the Second Term and at the Investor’s sole discretion, the Investor shall have the unencumbered right to convert the outstanding Principal Amount and any unpaid accrued interest under this Note into shares of the Company’s common stock (the “Conversion Securities”) at a conversion price of $8.10 per share.

Upon conversion, the Company shall promptly issue to the Investor the applicable number of shares (rounded to the nearest whole share) in book-entry or certificated form, and such issuance shall constitute full satisfaction of the obligations of the Company under this Note. The Investor shall be treated as the record holder of such shares as of the date of conversion.

5. Prepayment (Amendment to Section 4)

Section 4 of the Original Note is hereby deleted in its entirety and replaced with the following:

“4. Prepayment. The Company may, at any time after the Effective Date, prepay this Note, in whole or in part, without penalty or premium, by paying the unpaid Principal Amount together with accrued interest calculated at the rate specified in Section 2. The ‘Bonus Rate’ provision and the ‘Qualified PIPE Financing’ condition from the Original Note are hereby deleted and shall have no further effect.”

6. No Other Changes

Except as expressly modified by this Addendum, all other terms, provisions, and conditions of the Original Note shall remain in full force and effect.

7. Governing Law

This Addendum shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.

8. Counterparts and Electronic Signatures

This Addendum may be executed in counterparts (including by electronic or PDF signature), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the Effective Date.

OSR HOLDINGS, INC.

By:	/s/ Kuk Hyoun Hwang
Name:	Kuk Hyoun Hwang
Title:	Chief Executive Officer
Email:	peter.hwang@osr-holdings.com

DUKSUNG CO., LTD.

By:	/s/ Bong Geun Lee
Name:	Bong Geun Lee
Title:	Chairman & CEO
Email:	bglee@duksung21.com

BCM EUROPE AG

By:	/s/ Kuk Hyoun Hwang
Name:	Kuk Hyoun Hwang
Title:	Chief Executive Officer
Email:	peter.hwang@osr-holdings.com